Exhibit 99.1



                     SIMTEK CORPORATION FILES 10 NEW PATENTS


COLORADO SPRINGS, Colorado January 11, 2007 - Simtek Corporation (NASDAQ: SMTK), the world's leading supplier of integrated nonvolatile random access memory chips, today announced that it has recently filed 10 new patent applications relating to its nvSRAM design, technology, and intellectual property. These filings represent the first patent applications to be submitted by the Company in nearly five years.

David Still, Simtek Vice President of Engineering, commented, "We are excited to have initiated this significant expansion to our intellectual property platform, the result of a focused effort by the entire global Simtek engineering team. Protecting and increasing our proprietary technologies are important objectives for us as we expand into new markets and advance our product portfolio. We expect to continue to aggressively develop and protect our intellectual property foundation throughout 2007."

About Simtek Corporation

Simtek Corporation designs and markets high-speed, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, storage arrays, GPS navigational systems, industrial controllers, robotics, copiers, avionics, metering, consumer, UPS, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

For further information, please contact:

Simtek Corp.                                    MKR Group, Inc.
Brian Alleman, CFO                              Todd Kehrli or Marie Dagresto
investorrelations@simtek.com                    323-468-2300
                                                smte@mkr-group.com